U. S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                              FORM 8-K

                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

           Date of Report (Date of earliest event reported):
                            June 2, 1999


                   COMMISSION FILE NUMBER  0-17394

                     CORFACTS INC. AND SUBSIDIARY

    (Exact name of small business issuer as specified in its charter)
         New Jersey                                22-2478379
(State or other jurisdiction of              (I.R.S. Employer ID No.)
 incorporation or organization)

             3499 Hwy. 9 No., Ste. 3B, Freehold, NJ  07728
               (Address of principal executive offices)

          Registrant s telephone number, including area code
                            (800) 696-7788


The following report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule
13(a)-11 or Rule 15(d)-11.



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Corfacts, Inc. announced that its wholly-owned subsidiary, Metro Marketing Inc., has purchased the assets of EZ Connection Inc., a telephone answering service in Wayne, New Jersey. EZ Connections provides inbound telemarketing services to approximately 200 clients in the northern New Jersey area, with annual gross revenues of approximately $325,000 (unaudited).

The purchase price for this transaction of $180,000 consisted of a down payment of $72,000 and a four year note at 8% for the balance of $108,000.

Reference is made to the Press Release, dated June 2, 1999, a copy of which is filed as Exhibit I to this Current Report on Form 8-K and is incorporated herein by reference

                     Corfacts, Inc. & Subsidiary

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     a)   Financial statements of business acquired:

          None.

     b)   Pro forma financial information:

          None.

     c)   Exhibits.

          Press release dated June 2, 1999, incorporated herein by reference.



                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                         Corfacts, Inc.


Dated: June 7, 1999      s/s Larry Finkelstein
                         ------------------------------
                         Larry Finkelstein, President &
                         Chairman of the Board

                    Corfacts, Inc. & Subsidiary

                            EXHIBIT I

                          Corfacts, Inc.
                          PRESS RELEASE

Contact:
Ariel Freud, Vice President
(800) 696-7788

METRO MARKETING ANNOUNCES PURCHASE OF INBOUND TELEMARKETING COMPANY

  Freehold, NJ: June 2, 1999 (NASDAQ:  OTC Bulletin Board:
CFCC) Metro Marketing Inc., the wholly owned subsidiary of Corfacts, Inc., has announced the purchase of the assets of EZ Connections of Wayne, NJ. EZ Connections, a nine-year old firm, is a full service inbound telemarketing/answering service company that services hundreds of clients.

  Clients and customers of Metro Marketing will now be able to use the professional answering service programs along with other inbound programs. We now can provide services to our clients 24-hours a day, 365 days a year, according to Ariel Freud, President of Metro Marketing.

  New services will include live and voice-mail telemessaging, information capture, reservation desk, order taking and a long list of other programs.

  With nationwide 800 phone lines, we can now service clients anywhere in the United States at no additional costs to the client, added Freud.

  Adding inbound telemarketing and fax broadcasting divisions to our existing telemarketing divisions, consisting of approximately $6 million in annualized volume, positions Metro Marketing as a full service direct marketing organization.